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                                                                    EXHIBIT 3.29

                        99 RESTAURANTS OF MASSACHUSETTS,
                         A MASSACHUSETTS BUSINESS TRUST

                                     BY-LAWS

         The name and purposes of 99 Restaurants of Massachusetts, a Massachusetts Business Trust (the "Trust") shall be as set forth in the Declaration of Trust of 99 Restaurants of Massachusetts, a Massachusetts Business Trust dated as of November 26, 2002 (the "Declaration") and these By-Laws, as they may be amended from time to time. Capitalized words used but not otherwise defined herein shall have the meanings set forth in the Declaration.

                                   ARTICLE I.
                                    TRUSTEES

         Section 1.1. Qualifying Shares Not Required. Trustees need not be Shareholders of the Trust.

         Section 1.2. Quorum. A majority of the Trustees will constitute a quorum subject to the provisions of Sections 3.4 and 3.5 of the Declaration, as it may be amended from time to time.

         Section 1.3. Election. Trustees shall be elected at each Annual Meeting of Shareholders. If Trustees are not elected at an Annual Meeting of Shareholders, or if such meeting is not held, Trustees may be elected at a special meeting of the Shareholders.

         Section 1.4. Place of Meeting. Meetings of the Trustees shall be held at the principal office of the Trust or at such place within or without the Commonwealth as the President of the Trust shall direct or as is fixed from time to time by resolution of the Trustees. Whenever a place other than the principal office of the Trust is fixed by the President or by resolution as the place at which future meetings are to be held, written notice thereof shall be sent to all Trustees a reasonable time in advance of any meeting to be held at such place.

         Section 1.5. Organization Meeting. Immediately following each Annual Meeting of Shareholders, a regular meeting of the Trustees shall be held for the purpose of organizing, electing officers and transacting other business. Notice of such meetings need not be given.

         Section 1.6. Regular Meetings. Regular meeting of the Trustees shall be held at the place determined pursuant to Section 1.4 on the dates, if any, established at each organizational meeting of the Trustees and notice of such regular meetings of the Trustees is hereby dispensed with.

         Section 1.7. Special Meetings. Special meetings of the Trustees may be called at any time by the Chairman or President, and the Chairman or President shall call a special meeting at any time upon the written request of two (2) Trustees. Written notice of the time and place of a special meeting shall be given to each Trustee, either personally or by sending a copy thereof by mail or by telegraph, charges/postage prepaid, to his address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice. In case of personal service, such notice shall be so delivered at least twenty-four
(24) hours prior to the time fixed for the

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meeting. If such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Trust is located at least seventy-two (72) hours prior to the time fixed for the holding of the meeting. If telegraphed, it shall be delivered to the telegraph company at least forty-eight (48) hours prior to the time fixed for the holding of the meeting. If notice is not so given by the Secretary, it may be given in the same manner by the Chairman, President or the Trustees requesting the meeting.

         Section 1.8. Adjourned Meetings. A quorum of the Trustees may adjourn any Trustees' meeting to meet again at a stated day and hour. In the absence of a quorum, a majority of the Trustees present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Trustees. The motion for adjournment shall be lodged with the records of the Trust. Notice of the time and place of an adjourned meeting need not be given to any Trustee present at the adjourned meeting if the time and place is fixed at the meeting adjourned.

         Section 1.9. Waiver of Notice. Actions taken at any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be lodged with the records of the Trust or made a part of the minutes of the meeting.

         Section 1.10. Action Without Meeting. Unless specifically otherwise provided in the Declaration, any action required or permitted to be taken by the Trustees may be taken without a meeting if a majority of the Trustees shall, individually or collectively, consent in writing to such action. Such written consent or consents shall be lodged with the records of the Trust and shall have the same force and effect as a unanimous vote of such Trustees.

         Section 1.11. Telephone Meetings. The Trustees may meet by means of a telephone conference circuit/bridge or similar communications equipment by means of which all persons participating in the meeting shall be able to hear one another and participate therein. Such meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

         Section 1.12. Committees. The Trustees may appoint from among their number such committees as they may from time to time deem desirable, and such committees shall continue for such time and exercise such powers as the Trustees may prescribe.

         Section 1.13. Audit Committee. A committee, designated as the "Audit Committee," may be appointed by a majority of the Trustees. The Audit Committee shall consist of one Trustee, who shall be the Chairman, and one or more Trustees and/or outside parties; all such members shall serve on the Audit Committee until they shall resign or shall be removed by the Trustees. The Audit Committee shall appoint its own secretary. The outside parties may be selected from the general counsel or special counsel to the Trust and any other appropriate party selected by the Trustees.

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         The Audit Committee shall have the following responsibilities:

                  (a) To recommend the appointment, subject to the power of the Trustees to reverse such appointment at their discretion, prior to each fiscal year of the Trust and for such fiscal year, of the Trust's independent certified public accountants (the "Accountants");

                  (b) To discuss with such Accountants the scope of their examination with particular attention to areas where either the Audit Committee or the Accountants believe special attention should be directed. The Audit Committee may recommend, and its Chairman may authorize, the Accountants to perform such supplemental reviews or audits as it may deem necessary or desirable;

                  (c) To review the financial statements and the Accountants' report thereon with the Accountants and determine that the Accountants have received all the information and explanations they have requested; and

                  (d) To solicit the Accountants' recommendations regarding internal controls and other matters.

         Minutes of the meetings of the Audit Committee shall be distributed by the Secretary to all of the Trustees at or prior to the meeting of the Trustees next succeeding by not less than two weeks such meeting of the Audit Committee.

         Section 1.14. Committee Rules. Unless the Trustees otherwise provide, each committee designated by the Trustees may adopt, amend and repeal rules for the conduct of such committee's business. In the absence of a provision by the Trustees or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Trustees conduct their business pursuant to Article III of the Declaration and this Article I of these By-Laws.

                                  ARTICLE II.
                                    OFFICERS

         Section 2.1. Enumeration. The officers of the Trust shall be a President, a Secretary, a Treasurer, and such other officers as are elected by the Trustees, including, in their discretion, a Chairman, with such duties as are assigned to them by the Trustees. Officers shall be elected by and shall hold office at the pleasure of the Trustees. When the duties do not conflict, any two or more offices, except those of Chairman and/or President and Secretary, may be held by the same person. No officer shall be obligated by these By-Laws to give any bond or other security for the performance of any of his duties hereunder. The Trustees may, however, at their discretion, direct the Treasurer and/or any Assistant Treasurer to furnish at the expense of the Trust, a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

         Section 2.2. Powers and Duties of the Chairman. The Chairman, if there shall be such an officer, shall, if present, preside at all meetings of the Shareholders and the Trustees, shall,

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subject to the control of the Trustees, have general supervision, direction and control of the business of the Trust and its employees and may be the chief executive officer of the Trust if the Trustees so elect.

         Section 2.3. Powers and Duties of the President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman or to the chief executive officer of the Trust, the President shall, subject to the control of the Trustees and the supervision of the Chairman or chief executive officer, if any, have general supervision, direction and control of the business of the Trust and its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. In the absence of the Chairman or chief executive officer, or if there be none, he shall preside at all meetings of the Shareholders and/or Trustees and, unless the Chairman or another officer has been designated as chief executive officer, shall be the chief executive officer of the Trust. He shall be, ex officio, a member of all standing committees.

         Section 2.4. Powers and Duties of Vice President. The Vice President, if there shall be such an officer or officers, shall subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman or President, and to the extent not otherwise expressly exclusively designated to another officer, have general supervision, direction and control of the business of the Trust and its employees and shall exercise general powers of management of the Trust.

         Each Vice President, if any, designated by the Trustees shall be an administrative officer of the Trust and have such duties as are designated to him or her by the President or the Trustees.

         Section 2.5. Duties of Secretary.

                  (a) Minutes. The Secretary is responsible for the keeping of full and complete minutes of the meetings (or actions in lieu thereof) of the Trustees, any committees of the Trustees, and the Shareholders and the giving of notice, as required, of all such meetings;

                  (b) Trust Seal. The Secretary shall keep the seal of the Trust and affix the same to all instruments executed by the Trust which require it;

                  (c) Books and Other Records. The Secretary shall maintain custody of, and keep the books of account and other records of the Trust except such as are in the custody of the Treasurer;

                  (d) Share Register. The Secretary shall maintain at the principal office of the Trust a share register, showing the current ownership and transfers of ownership of all Shares of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register; and

                  (e) General Duties. Generally, the Secretary shall perform all duties which pertain to his office, which are required by the Trustees, and which would typically be performed by a person holding the office of "Clerk" in a Massachusetts Business Corporation.

         An Assistant Secretary or Secretaries may be appointed to act in the absence of the Secretary.

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         Section 2.6. Duties of the Treasurer. The Treasurer shall perform all duties which pertain to his office and which are required by the Trustees, including without limitation, the receipt, deposit and disbursement of funds belonging to the Trust.

         An Assistant Treasurer or Treasurers may be appointed to act in the absence of the Treasurer.

                                  ARTICLE III.
                                  SHAREHOLDERS

         Section 3.1. Effect of Quorum. Subject to the provisions of the Declaration, the Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

         Section 3.2. Place of Meeting. Meetings of the Shareholders shall be held at the principal office of the Trust or at such place within or without the Commonwealth as is designated by the Trustees or the Chairman or President or by the written consent of a majority of the Shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Trust.

         Section 3.3. Annual Meeting. A regular annual meeting of the Shareholders shall be called by the Chairman or President within six months after the end of each fiscal year.

         Section 3.4. Special Meetings. Special meetings of the Shareholders may be held at any time for any purpose or purposes permitted by the Declaration.

         Section 3.5. Notice of Regular or Special Meetings. Written notice specifying the place, day and hour of any regular or special meeting, the purposes of the meeting, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph charges/postage prepaid, to his address appearing on the hooks of the Trust or theretofore given by him to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders at least fifteen (15) days and not more than sixty (60) days before the date on which it is to be held. Whenever an officer has been duly requested to call a special meeting of Shareholders, it shall be his duty to fix the date and hour thereof, which date shall be not less than twenty (20) days and not more than sixty (60) days after the receipt of such request if the request has been delivered in person or after the date of mailing the request, as the case may be, and to give notice of such special meeting within ten (10) days after receipt of such request. If the date of such special meeting is not so fixed and notice thereof given within ten (10) days after the date of receipt of the request, the date and hour of such meeting may be fixed by the Person or Persons calling or requesting the meeting and notice thereof shall be given by such Person or Persons not less than twenty (20) nor more than sixty (60) days before the date on which the meeting is to be held.

         Section 3.6. Notice of Adjourned Meetings. It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than

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by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

         Section 3.7. Proxies. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent, and filed with the Secretary of the Trust. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution. At a meeting of Shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Secretary of the Trust at the meeting unless inspectors of election are appointed pursuant to Section 3.10, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

         Section 3.8. Consent of Absentees. Actions taken at any meeting of Shareholders, either annual, special or adjourned, however called and noticed, shall be as valid as though taken at a meeting duly held after the regular call and notice if a quorum is present and if, either before or after the meeting, each Shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be lodged with the records of the Trust or made a part of the minutes of the meeting.

         Section 3.9. Voting Rights. If no date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only Persons in whose names Shares entitled to vote stand on the share records of the Trust at the opening of business on the day of any meeting of Shareholders shall be entitled to vote at such meeting.

         Section 3.10. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may, at their discretion, appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three inspectors are to be appointed. In case any Person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the Chairman of the meeting. The inspectors of election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the results, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman of the meeting or of any Shareholder or his proxy, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any facts found by them.

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                                   ARTICLE IV.
                                  MISCELLANEOUS

         Section 4.1. Record Dates and Closing of Transfer Books. Pursuant to the Declaration, the Trustees may fix record dates for specified purposes. If a record date is so fixed, only Shareholders of record on the date so fixed shall be entitled to the rights to which the record date pertains. The Trustees may close the books of the Trust against transfers of Shares during the whole or any part of the period between the record date and the date fixed for the meeting, payment, distribution or other event to which the record date relates.

         Section 4.2. Inspection of By-Laws. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

                                   ARTICLE V.
                                      SEAL

         Section 5.1. Seal. The Trust shall have a seal containing substantially the following words, "99 RESTAURANTS OF MASSACHUSETTS, a Massachusetts Business Trust," and referring to the date or year of organization of the Trust, ("2002").

                                  ARTICLE VI.
                                   AMENDMENTS

         Section 6.1. By Trustees. Except for any change for which the Declaration or these By-Laws require approval by more than a majority vote, these By-Laws may be amended or repealed or new or additional By-Laws may be adopted, by the vote or written consent of a majority of the Trustees.

                                  ARTICLE VII.
                                   FISCAL YEAR

         Section 7.1. Fiscal Year. The fiscal year of the Trust shall end on the last Sunday of December of each year, unless, in accordance with the Declaration, the Trustees have adopted another fiscal year.

                                 ARTICLE VIII.
                               SHARE CERTIFICATES

         Section 8.1. Share Certificates. The form of certificates representing ownership of Shares in the Trust to be issued in accordance with Section 5.2 of the Declaration shall be determined by resolution of the Trustees and may be revised in the same manner.

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                                   ARTICLE IX.
                                     REPORTS

         Section 9.1. Reports. The Trustees and officers shall on behalf of the Trust render reports at such time and in such manner as may be required by law, by the Declaration, and by these By-Laws. Officers and Committees shall render to the Trustees such additional reports as may from time to time be required by the Trustees.

                                   ARTICLE X.
                       RESTRICTIONS ON TRANSFER OF SHARES

         Section 10.1. Purpose of Restriction. The Trust seeks to assure the continuity of ownership and management of its affairs upon the transfer of Shares and upon the death or withdrawal from ownership of beneficial interests by a Shareholder; and the Trust also wishes that, in the event of such transfer of Shares or death or withdrawal of ownership, the beneficial interest involved will not be disposed of to interests adverse to those of the persons previously named as Shareholders. The Shareholders and the Trust seek to assure that a Shareholder retires his Shares to the Trust upon the death or withdrawal by the Shareholder, and that a Shareholder who desires to transfer his or her Shares offers such Shares first to the Trust. The Shareholders and the Trust seek such restrictions on the transfer of Shares in order to accomplish the retention of controlling interest in the Trust in the hands of the original Shareholders; the avoidance of an excessively sharp heavy financial burden upon the Trust in the matter of acquiring each such Share; and the provision of a means of eventual liquidation of each Share in a manner which will be orderly and profitable rather than hasty and uneconomical.

         Section 10.2. Transfer Restrictions. Upon the desire of a Shareholder to sell, transfer, pledge, grant or otherwise dispose of any of his Shares in the Trust (collectively herein referred to as "transfer," and/or upon the death or withdrawal of a Shareholder of the Trust from ownership of the Trust, whether voluntary or otherwise, the respective Shares involved shall be transferred back to the Trust through the following methods of redemption, as appropriate:

                  (a) Upon the death of a Shareholder, the Trust shall redeem the Shares of the deceased Shareholder for the value calculated in accordance with the book value exclusive of good will of the Trust as approved at the last annual or special meeting of the Shareholders of the Trust. Such determination of book value exclusive of good will of the Trust shall be binding upon all Shareholders of the Trust. The Trust shall purchase back the Shares of the deceased Shareholder in cash from the net proceeds of insurance on the life of the deceased Shareholder, which life insurance policy the Trust or a wholly owned subsidiary thereto shall own and shall be solely responsible for the payments of premiums on. Any Shares which the Trust is unable to purchase directly upon the death of such Shareholder from the proceeds of insurance on the life of the deceased Shareholder, the Trust will purchase for the value calculated in accordance with the book value exclusive of good will of the Trust through consecutive annual payments beginning 240 days after the date of the Shareholder's death as to be evidenced by a promissory note executed by the Trust, having a five year maturity date, with interest charged per annum at a rate equal to the prime rate defined as the base rate on corporate loans at large U.S. Money Center commercial banks. Such promissory note shall provide for the acceleration of the due date of any unpaid note on default of the payment of any note or the interest thereon and shall

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provide that upon the default of any payment of any interest or principal, such note shall become due and payable immediately and shall give the Trust the option of prepayment in whole or in part at any time. Any payment in cash or through a promissory note for a deceased Shareholder's Shares by the Trust shall be made to the estate of the deceased Shareholder through the duly appointed personal representative of the deceased Shareholder.

                  (b) Upon the desire of a Shareholder to transfer his Shares in the Trust and/or upon the withdrawal of a Shareholder, whether voluntary or otherwise, from ownership of beneficial interests in the Trust, the Shares of such Shareholder shall, at the option of the Trust and after receipt by the Trustees of a written notice of a desire to transfer or a written notice of withdrawal, as applicable, either signed by the Shareholder, or alternatively, signed and acknowledged by the Secretary of the Trust, be subject to determination of value and offer, sale, purchase and transfer in like applicable manner to that applied to the Shares of a deceased Shareholder as hereinabove set forth; except that the periods of time therein described shall be adjusted to run from the date of receipt by the Trustees of such written notice of a desire to transfer or written notice of withdrawal, respectively.

         The Trustees shall be under no obligation to so redeem the Shares of a Shareholder desiring to transfer his Shares or of a withdrawing Shareholder. If the Trust shall not within thirty (30) business days of receipt of a written notice of desire to transfer or a written notice of withdrawal, as applicable, inform such Shareholder of the Trust's intention to redeem the Shares of said Shareholder, the holder of said Shares shall be at liberty to sell or dispose of said Share or Shares to any person whatsoever, subject to any other restrictions which may be contained in the Declaration, By-Laws and/or applicable law (including securities laws). Until such written notice of desire to transfer or written notice of withdrawal and failure of the Trustees to inform such Shareholder of the Trust's intention to redeem said Shares as hereinbefore provided, no Shareholder shall be entitled to have his Shares transferred and any amounts which would otherwise have been paid as dividends thereon shall be reserved to become due and payable and to be paid over to the party entitled thereto upon the final disposition of said Shares.

         The hereinbefore stated formalities will not be required where the Trustees approve in writing of the transfer of Shares to any person or where the Trustees waive the aforementioned restrictions on transfer in writing, whereupon said transfer may be made to said person as approved.